Exhibit 99.1
Gossamer Bio Announces Second Quarter 2022 Financial Results and Provides Business Update
- Seralutinib Phase 2 TORREY Study on track for topline readout in second half of November or first half of December -
- CNS-penetrant GB5121 doses first patient in Phase 1b/2 STAR CNS Study in PCNSL and other rare CNS malignancies -
- $342 million in cash, cash equivalents & marketable securities, as of June 30, 2022, pro forma for $120 million private placement financing in July 2022 -

SAN DIEGO—(BUSINESS WIRE)— August 9, 2022 — Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, today announced its financial results for the second quarter ended June 30, 2022 and provided a business update.

“Everyone at Gossamer is looking forward to the upcoming TORREY Phase 2 results, as we actively prepare for seralutinib’s next steps in clinical development,” said Faheem Hasnain, Chairman, Co-Founder and CEO of Gossamer.

“Our strong financial position, bolstered by our recent private placement, has enabled us to accelerate investment into a registrational Phase 3 program for seralutinib. Despite existing treatments that improve symptoms of the disease, PAH remains a progressive illness, with a heavy burden on patients and caregivers. Seralutinib is one of the few therapies in development with the potential to directly address the pathology of the underlying disease, underscoring the need to accelerate seralutinib’s registrational Phase 3 program.”
Product Candidate Updates
Seralutinib (GB002): Inhaled PDGFR, CSF1R and c-KIT Inhibitor for Pulmonary Arterial Hypertension (PAH)

•Ongoing TORREY Study is a Phase 2 clinical trial in patients with PAH whose disease has progressed despite standard-of-care therapy. The primary endpoint is change in pulmonary vascular resistance from baseline at week 24.
•Topline data from the Phase 2 TORREY Study are expected in the second half of November or first half of December.
•Ahead of these data, Gossamer has commenced investment in operational activities to enable the commencement of a registrational PAH Phase 3 clinical program in the third quarter of 2023.

GB5121: Oral, CNS-Penetrant BTK Inhibitor for Primary CNS Lymphoma (PCNSL) and other Rare CNS Malignancies

•First patient dosed in Phase 1b/2 STAR CNS Study in relapsed / refractory PCNSL and other rare CNS malignancies.
•Results from open-label Phase 1b/2 STAR CNS to be presented at relevant medical conferences, as data become available.

Corporate Updates

•On July 15, the Company sold 16.6 million shares of its common stock to a select group of institutional and accredited investors in a private placement, raising approximately $120 million in gross proceeds.
Financial Results for Quarter Ended June 30, 2022
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of June 30, 2022, were $222.2 million. The Company expects the combination of current cash, cash equivalents and marketable securities, and access to its debt facility will be sufficient to fund its operating and capital expenditures into the second quarter of 2024.
•Research and Development (R&D) Expenses: For the quarter ended June 30, 2022, R&D expenses were $42.6 million, compared to $44.3 million for the same period in 2021.
•General and Administrative (G&A) Expenses: For the quarter ended June 30, 2022, G&A expenses were $11.3 million, compared to $11.3 million for the same period in 2021.
•Net Loss: Net loss for the quarter ended June 30, 2022, was $56.5 million, or $0.74 per share, compared to a net loss of $59.8 million, or $0.80 per share, for the same period in 2021.

About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the anticipated timing of initiation and enrollment of clinical trials for our product candidates; including the expected initiation of a Phase 3 clinical program for seralutinib; plans to advance our product candidates; expectations on the timing of data readouts from our clinical studies, including the timing of topline results for the Phase 2 TORREY study for seralutinib;

and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities, and access to our debt facility. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: serulatinib may not advance into a Phase 3 clinical program in PAH whether due to the topline results from the Phase 2 TORREY Study or otherwise, potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the ongoing COVID-19 pandemic, including clinical trial delays and clinical site staff shortages; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for its product candidates; interim results do not necessarily predict final results and one or more of the outcomes may materially change as the trial continues and more patient data become available and following more comprehensive audit and verification procedures; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for its product candidates; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$42,580	$44,318	$84,902	$86,145
In process research and development	15	15	35	45
General and administrative	11,277	11,263	23,278	22,609
Total operating expenses	53,872	55,596	108,215	108,799
Loss from operations	(53,872)	(55,596)	(108,215)	(108,799)
Other income (expense), net
Interest income	300	141	524	334
Interest expense	(3,481)	(4,834)	(6,948)	(9,614)
Other income (expense)	587	457	388	606
Total other income (expense), net	(2,594)	(4,236)	(6,036)	(8,674)
Net loss	$(56,466)	$(59,832)	$(114,251)	$(117,473)
Net loss per share, basic and diluted	$(0.74)	$(0.80)	$(1.50)	$(1.58)
Weighted average common shares outstanding, basic and diluted	76,668,162	74,672,882	76,283,564	74,384,805

Condensed Consolidated Balance Sheet
(in thousands)
(unaudited)

BALANCE SHEET DATA:	June 30, 2022	December 31, 2021
Cash, cash equivalents, and marketable securities	$222,161	$325,218
Working capital	188,274	291,921
Total assets	245,844	343,657
Total liabilities	262,305	222,194
Accumulated deficit	(917,096)	(811,534)
Total stockholders' equity	(16,461)	121,463

For Investors and Media:
Bryan Giraudo, Chief Operating Officer and Chief Financial Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com